UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016 (May  24, 2016)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On May 24, 2016, the board of directors of Southwest Bancorp, Inc. (“Southwest”) approved its fourth stock repurchase program within the last two years.  The program will become effective on the earlier of: (a) the date Southwest completes its repurchase of all of the shares of Southwest’s common stock that it is authorized to purchase under its current stock repurchase program that became effective as of February 23, 2016;  or (b) February 23, 2017, which is the original expiration date of the current stock repurchase program (the “Effective Date”).  Approximately 471,000 shares of Southwest’s common stock remains to be repurchased under the current program.  Pursuant to the new stock repurchase program, up to 5.0% of Southwest’s shares of common stock outstanding as of the Effective Date, expected to be approximately 921,000 shares, may be repurchased. A copy of the press release announcing the approval of the stock repurchase program is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits:

99.1:Press Release dated May 25, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2016

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated May 25, 2016.	Filed herewith electronically